Exhibit 10.1

AMENDMENT NO. 1 TO

XENOGEN CORPORATION

CHANGE OF CONTROL SEVERANCE POLICY

(amended as of January 25, 2006)

This document sets forth all applicable terms of an amendment to the Change of Control Severance Policy (the “Policy”) of Xenogen Corporation, a Delaware corporation (the “Company”), effective as of the date set forth above and until further amended or terminated by the Company’s Board of Directors (together with a properly authorized committee thereof, the “Board”) in accordance with the terms hereof.

1. Exhibit A. Exhibit A attached hereto amends and restates Exhibit A to the Policy in its entirety.

2. The Policy. Except as amended hereby, the Policy remains in full force and effect.

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EXHIBIT A

Column A	Column B
William A. Albright	Other Xenogen Employees added to this list from time to time by Xenogen’s Compensation Committee
Jason M. Brady
David DeNola
Michael J Sterns, D.V.M.
Anthony Purchio, Ph.D.
Bradley Rice, Ph.D.